MPM TECHNOLOGIES, INC.
222 W. Mission Ave.
Spokane, WA 99202

NOTICE OF 1999 ANNUAL STOCKHOLDERS' MEETING

To: The Stockholders of MPM Technologies Inc.


NOTICE IS HEREBY GIVEN that the 1999 Annual Stockholders' Meeting of MPM Technologies Inc., will be held at Cavanaugh's Inn At The Park, Finch Room, W. 303 North River Drive, Spokane, Washington, 99201 on June 28, 1999 at 9:00 a.m. local time, for the following purposes:

     1.  To elect three directors of the Company;

     2.  To Amend the 1989 Stock Option Plan;

     3. To ratify the appointment of BDO Seidman, LLP as independent auditors for the Company for fiscal year ended December 31, 1999.

     4. To consider and act upon any other matters which may properly come before the meeting.


The Board of Directors has fixed the close of business on May 24,1999, as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting. This notice and Proxy Statement and the enclosed form of proxy are being sent to stockholders of record at the close of business on or about May 28, 1999 to enable such stockholders to state their instructions with respect to the voting of the shares. Proxies should be returned to American Securities Transfer & Trust, Inc. 938 Quail St., Ste. 101, Lakewood, Colorado 80215-5513 in the reply envelope enclosed.

By Order of the Board of Directors,


Robert D. Little
Corporate Secretary


May 28, 1999/Date of Mailing


WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD IN THE REPLY ENVELOPE PROVIDED.
PROXY STATEMENT
RELATING TO
1999 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 1999


INTRODUCTION


This Proxy Statement is being furnished by the Board of Directors of MPM Technologies Inc., (MPM) a Washington corporation, to holders of shares of MPM stock, in connection with the solicitations by the Board of Directors of proxies to be voted at the 1999 Annual Meeting of Stockholders to be held at Cavanaugh's Inn At The Park, Finch Room, W. 303 North River Drive, Spokane, Washington, on June 28, 1999 at 9:00 a.m. local time, and any adjournment or adjournments thereof, for the purpose set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and Annual Report for the year ended December 31, 1998, are first being mailed to shareholders on or about May 28, 1999. The executive offices of the Company are located at, 222 W. Mission Ave. Spokane, WA 99202


VOTING AT ANNUAL MEETING

The Board of Directors of the Corporation has fixed the close of business on May 24, 1999, as the date of record (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 2,146,128 issued shares of common stock entitled to vote. A majority of such shares will constitute a quorum for the transactions of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to vote at the Annual Meeting. All action proposed herein may be taken upon a favorable vote of the holders of a majority of such shares of common stock represented at the Annual Meeting, provided a quorum is present at the meeting in person or by proxy.


Proxies Shares of common stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted: (a) FOR the election of three individuals to the Corporation's Board of Directors; (b) FOR appointment of BDO Seidman, LLP as Independent Auditor for 1999 and (c) FOR the amendment to the 1989 Stock Option Plan and (d) at the discretion of the proxy holder, any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Corporation or by attending the Annual Meeting and voting in person. A proxy is not revoked by the death or incompetence of the maker unless before the authority granted thereunder is exercised, written notice of such death or incompetence is received by the Company from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such proxy.

The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mails, directors, officers, employees or consultants without compensation, may solicit proxies personally or by telephone or telegram.

Voting Power   Shareholders of the Common Stock of MPM are entitled to one vote for each share held.

Dissenters' Rights None of the actions contemplated to be taken at the MPM Special Shareholder Meeting give rise to the dissenters' rights under the

Washington Business Corporations Act.

THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF MANAGEMENT
PURPOSE OF ANNUAL MEETING


Election of Directors

It is intended that the proxies solicited hereby will be voted FOR election of the nominees for director listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why the nominees will be unable to accept election. However, if any present member becomes unable to accept election, the Board of Directors will select substitute nominees. If substitute nominees are selected, proxies will be voted in favor or such nominees.

The Board of Directors is divided into three classes, with the term of office of each class ending in successive years. The term of directors of Class I expires with the 2001 Annual Meeting, the term of Directors of Class II expires with the 1999 Annual Meeting and the term of directors of Class III expires with the 2000 Annual Meeting.

CLASS II - Three-Year Term expiring 1999

Myron Katz, age 68, is Vice President and Director of the Company. Mr. Katz has over 30 years of diversified administrative and managerial experience. From 1956-1987, he was the President of Central Credit Clearing Bureau in

Newark and East Orange, New Jersey. From 1980-1988, he was a partner in MADD Exploration, an affiliate of the Company. Mr. Katz is currently a private consultant facilitating various business ventures.

Director Since:  1985
Compensation Committee

Charles A. Romberg, age 50, is President and Director of the Company. Mr. Romberg is President of Andre-Romberg Insurance Brokerage of Spokane, WA. Over the past eighteen years Mr. Romberg has helped clients restructure existing businesses and launch a variety of new ventures. From 1985 - 1990 Mr. Romberg was Secretary of MPM and has been Company President since 1990.

Director Since: 1985
Audit Committee, Executive Committee


Daniel D. Smozanek, age 73, is Treasurer and Director of the Company. Mr. Smozanek was owner and President of Spring House Tree Service in Summit, New Jersey from 1947-1972. From 1972-1980, he was a partner in land development and real estate sales in Montana. During this time, he was engaged in the exploration of 29 mining claims in the Flathead National Forest. From 1980-1988, Mr. Smozanek was a partner in MADD Exploration, an affiliate of the Company.


Director Since:  1985
Compensation Committee

MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

CLASS I - Three-Year Term Expiring in 2001

Glen Hjort, age 47, is a Director of the Company. Mr. Hjort received a B.S. in Accounting at the University of Illinois in 1979, C.P.A. Certificate in 1980 and C.I.S.A. Certificate in 1993. From 1993-1996 he was CFO for a small publicly traded franchiser and retailer where is was responsible for all accounting, personnel and administrative functions for the corporate offices and corporate stores. From 1996 to present, Mr. Hjort has been sole proprietor
- Accounting and Consulting Practice servicing numerous corporate clients in a wide variety of industries. He is a member of the American Institute of Certified Public Accounts, Illinois CPA Society and Information Systems Audit and Control Association.


Director Since:  1998
Audit Committee, Executive Committee

Anthony L. Lee, age 63, is a Director of Company. Mr. Lee received a B.S. in Chemical Engineering from the University of California, Berkeley, an M.S. in Chemical Engineering from the Missouri School of Mines and completed Ph.D course requirements at the Illinois Institute of Technology. Since joining the staff of the Institute of Gas Technology in 1961, Mr. Lee has been director of the API's Project 65 and has supervised research on the transport and thermodynamic properties of fluids, liquefied natural gas, coal gasification, gas process and catalysis. He is a member of the American Institute of Chemical Engineers and the American Chemical Society. Mr. Lee is a registered professional engineer in the State of Illinois and in the Province of Ontario, Canada.


Director Since:  1998
Audit Committee

Michael J. Luciano, age 46, is Executive Vice President and Director of the Company. Mr. Luciano is co-owner of Morris County Sanitation Services, E. Hanover, NJ where he is involved in acquisitions, governmental regulatory permitting and compliance. He is the owner of MJL Associates, a company providing consulting services in solid waste facilities, permitting, construction and operations.

Director Since:  1998
Executive Committee

CLASS III - Three Year Term Expiring in 2000


Richard E. Appleby, age 57, is Vice President and Director of the Company. Mr. Appleby was Superintendent and Manager of A-L Services and Farm Harvesting from 1957-1973. From 1973-1980, he was Vice President of A-L Services and has been President of A-L Services since 1980. Mr. Appleby was a partner in MADD Exploration, an affiliate of the Company from 1980 - 1988.

Director Since: 1985

Compensation Committee

L. Craig Cary Smith, age 49, is a Director of the Company. He is a 1981 graduate of Gonzaga University Law School and was admitted to the Washington

State Bar that same year. Mr. Smith is a partner in general practice at Smith and Hemingway, P.S., in Spokane, Washington.

Director Since:  1985
Compensation Committee



AMEND THE 1989 STOCK OPTION PLAN

The Board of Directors are proposing to amend the 1989 Stock Option Plan (the "Plan") to increase the number of shares of common stock issuable under the Plan by TWO HUNDRED FIFTY THOUSAND (250,000) shares of common stock. There are currently 542,222 shares authorized to be issued pursuant to the Plan of which options to acquire 280,946 shares have been granted and options for 261,276 shares remain available to be granted.


The Company currently does not pay any cash compensation to its Directors, although they are reimbursed for out-of-pocket expenses incurred in attending meetings. Directors are compensated for their time and efforts solely through grants of stock options. The Company believes that increasing the number of shares in the Plan would, among other things, continue to promote the interests of the Company and its subsidiaries and its stockholders by attracting, retaining and stimulating the performance of officers, directors and key salaried employees. The Board of Directors feels the proposed amendment to increase the number of options in the Plan is of vital importance to further the goal for future acquisitions.

MANAGEMENT RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE 1989 STOCK OPTION PLAN



RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed BDO Seidman, LLP, as the Company's independent auditors for the fiscal year ending December 31, 1999. BDO Seidman, LLP is a nationally recognized firm with the expertise to be the Company's independent auditor for year ended December 31, 1999.


MANAGEMENT RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP AS THE COMPANY'S INDPENDENT AUDITORS FOR FISCAL 1999.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the 1999Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying Proxy will be voted thereon in the discretion of the persons named as proxies. The Company's Annual Report for the fiscal year ended December 31, 1998, is enclosed with this Proxy Statement.



PRINCIPAL SHAREHOLDERS
 .

 .

There are 688 shareholders of record and the Company estimates that there are approximately 2,300 beneficial shareholders. The following table sets forth the identity of the beneficial owners of more than five percent (5%) of the outstanding shares of MPM Common Stock as of the record date:

                             Common              Percentage
Shareholder               Stock Owned         of Outstanding
------------------------ -------------       ----------------
Richard E. Appleby            193,408             9.01%
Daniel D. Smozanek            162,257             7.56%
U.S. Filter Corporation       146,667             6.83%
Unitel Technologies, Inc.     133,334             6.21%
Myron Katz                    127,910             5.96%

TRANSACTIONS WITH MANAGEMENT

The Company has contracted with R.D. Little Company to provide shareholder and investor relations services. R.D. Little Company is owned by Robert D. Little, Secretary of the Company.

During the Fourth Quarter of 1998, the Company purchased the remaining 8% interest in mining properties, $154,765 debt and $129,997 interest owed Richard
E. Appleby, Daniel D. Smozanek, Myron Katz and the Estate of Alfred J. Luciano for 234,575 shares of the Company's common stock.


During the second quarter of 1999, the Company returned a preferred stock deposit of $1,051,400 using money contributed by a director. The Company will issue restricted stock, convertible debt and debt to the director, the terms of which are currently being negotiated

EXECUTIVE COMPENSATION

Current Remuneration

During 1998, none of the officers or directors was compensated for his services as an officer or director. Each is reimbursed for out-of-pocket expenses incurred on Company business.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
     AND FYE OPTION/SAR VALUES

                                                                      Unexercised in
                                                                      the money
                                                                      Options/SARs
                                             Number of Unexercised    at FYE 1998
                 Shares Acquired   Value     Options/SARs FYE 1998    Exercisable/
Name             On Exercise       Received Exercisable/Unexercisable Unexercisable
--------------  -----------------  -------- ------------------------- ---------------
Charles A.
Romberg,
President &                                   105,556                  $356,625
 Director                                     Exercisable


Robert D.
Little,                                        47,223                  $159,377
Secretary                                     Exercisable

L. Craig C.
Smith,                                         39,223                  $251,181
Director                                      Exercisable


Michael J.
Luciano,                                       20,223                  $  68,253
Sr. VP &                                      Exercisable
Director


OPTIONS GRANTED IN 1998 FISCAL YEAR

INDIVIDUAL GRANTS

                                       % of Total
                  # of Options       Options Granted    Exercise or           Market Price               Expiration
Name                Granted          in Fiscal Year      Base Price         on Date of Grant                Date
------------     ---------------   ------------------- -----------------   -------------------         --------------
Charles A.          70,778               48.28%                  $.90              $.875                    9/1/08
Romberg


Robert D.           20,223               13.79%                  $.90              $.875                    9/1/08
Little

L. Craig C.         35,389               24,14%                  $.90              $.875                    9/1/08
Smith


Michael J.          20,223               13.79%                   $.90              $.875                    9/1/08
Luciano




Proposed Remuneration

It is not contemplated that any salaries will be paid unless, and until such time as, the Company may require full-time commitments from any officer or director.

Incentive and Compensation Plans and Arrangements.


The Company has no retirement, profit sharing, pension or insurance plans covering its officers and directors.

1989 Stock Option Plan

The shareholders of the Company, at the Annual Shareholders Meeting on May 22, 1989, voted to approve the 1989 Stock Option Plan (the "Plan") a stock option plan for selected officers, directors and employees of the Company. The purpose of the Plan is to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected officers, directors and employees and giving them the opportunity to acquire a proprietary interest in the Company's business and an increased personal interest in this continued success and progress.


This Plan is administered by a Committee of the Board of Directors (The "Committee"). The Committee has the authority in its discretion to determine all matters relating to the options to be granted under the Plan, including selection of the individuals to be granted options, the number of shares to be subject to each grant, the date of grant, the termination of the options, the option term, vesting schedules, and all other terms and conditions thereof. Options and Stock Appreciation Rights are evidenced by written agreements which contains such terms and conditions as may be determined by the Committee. The Option price at which shares may be purchased upon exercise of a particular option are such price as may be fixed by the Committee. The term during which options and Stock Appreciation Rights may be granted under the Plan expires as set in the discretion of the Committee.

The aggregate number and class of shares on which options and Stock Appreciation Rights may be granted under this Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), of each such option, are proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a split up or consolidation of shares, or any spin-off, spin-out, split-up, or other distribution of assets to shareholders or any like capital adjustment or the payment of any such stock dividend, or any other increase or decrease in the number of shares of common stock of the Company without the receipt of consideration by the Company or assumption and conversion of outstanding grants due to an acquisition.

Change of Control Arrangement

There are currently no changes of control arrangements in place.

 Change in and Disagreements with accountants on Accounting and Financial

Disclosure.

The Company was informed that Independent Auditor, Terrence J. Dunne, PS would not be able to perform the audit FYE 1998. The Company was further informed that there have been no disagreements with management as to accounting principles, auditing procedures or other similarly significant matters and that Terrence J. Dunne PS is not aware of any information or facts that would impair the integrity of management of MPM Technologies, Inc.

The Company has hired BDO Seidman, LLP as Independent Auditors for year ended December 31, 1998.


Indemnification of Directors

The Washington Business Corporation Act (the "Washington Business Act") provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The effect of such provisions is to indemnify the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action suit or proceeding in which they are involved by reason of their affiliation with the Company, to the fullest extent permitted by law.

Compliance with Section 16(a) of the Securities Exchange and Act of 1934


Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and persons who own beneficially more than ten (10%) percent of the common stock of the Company, to file reports of ownership and changes in ownership, with the Securities and Exchange Commission. Copies of all reports are required to be furnished to the Company pursuant to Section 16(a). Based on the reports received by the Company, the Company believes that the directors, officers, and greater than ten (10%) percent beneficial owners, complied with all applicable reporting requirements during the year ended

December 31, 1998.

Information on Committees of the Board of Directors and Meetings

During the fiscal year ended December 31, 1998, the Board of Directors met nine times and all Board members attended at least 75 percent of the meetings. The Board of Directors has an Executive Committee, Audit Committee and Compensation Committee. The Company has no Nominating Committee and the full Board of Directors selects nominees for election as directors.

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit, reviews management's evaluation of the Company's system of internal controls, and reviews non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. The Audit Committee will also review at least annually reimbursement of costs by the company and subsidiaries. The Audit Committee currently consists of Charles A. Romberg, President of the Company and two independent directors, Glen Hjort and Anthony L. Lee. The Audit Committee met two times during 1998.

The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other key employees of the Company, administers the 1989 Stock Option Plan and recommends policies relating to benefit plans. The Compensation Committee currently consists of Daniel D.

Smozanek, Richard E. Appleby, Myron Katz and L. Craig Cary Smith. In 1998, the Compensation Committee met five times.

The Executive Committee possesses all of the powers of the Board except the power to issue stock, approve mergers and acquisitions with nonaffiliated corporations, or declare dividends and certain other powers specifically reserved by Washington State law to the Board. In fiscal 1998, the Executive

Committee held two meetings.


STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

The deadline for submitting stockholder proposals for inclusion in the Company's Proxy Statement and form of Proxy for the Company's next annual meeting is January 20, 2000. Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Corporation.

FORM 10-KSB

Any shareholder of record may obtain a copy of the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, by written request to the Company. Executive Offices are located at 222 W. Mission Ave., Ste. 30, Spokane, WA 99201-2347.

BY ORDER OF THE BOARD OF DIRECTORS



Charles A. Romberg
President

MPM TECHNOLOGIES INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 28, 1999
AT 9:00 A.M.
CAVANAUGH'S INN AT THE PARK, FINCH ROOM
W . 303 NORTH RIVER DRIVE,  SPOKANE, WASHINGTON 99201


The undersigned appoints Charles A. Romberg and Robert D. Little, or each of them proxies of the undersigned, with full power of substitution, to vote all shares of MPM Technologies, Inc., the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders to be held June 28, 1999 or at any adjournment thereof, with all powers the undersigned would have if personally present.

THE SHARES WILL BE VOTED AS DIRECTED WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

MANAGEMENT RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS.

1.  ELECTION OF DIRECTORS


[ ] FOR all nominees listed below (except as marked). To withhold authority for any individual, place an N next to that person's name.

___Myron Katz                      ___Charles A. Romberg
___Daniel D. Smozanek

[  ] WITHHOLD AUTHORITY  to vote for all nominees listed above.



2.  To approve the amendment to the 1989 Stock Option Plan

     [   ] FOR               [  ] AGAINST                [  ] ABSTAIN


3. To ratify the appointment of BDO Seidman, LLP to serve as independent auditors of the corporation for fiscal year ending 1999

4. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign. For a corporation, the full corporation name should be signed by a duly authorized officer who should state his/her title. For a partnership, an authorized person should sign in partnership name.

Date ______________, 1999.


Signature___________________________ Signature Partnership ____________________


Signature                            Signature Corporation ____________________
(If jointly held)___________________